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                                                                    Exhibit 99.1

For Immediate Release

     Contact:  Waters Corporation
     Brian Mazar
     V.P. Investor Relations
     508-482-2193

              Waters Corporation Announces Stock Repurchase Program

Milford, Massachusetts, June 25, 2002 - Waters Corporation (NYSE: WAT) announced today that its Board of Directors authorized the Company to repurchase up to $200 million of its outstanding common shares over the next 12 months. Purchases will be made through open market transactions, subject to market conditions and trading restrictions. Douglas Berthiaume, Chairman and Chief Executive Officer, said, "This share repurchase program reflects our confidence in the future growth prospects of our business and our strong commitment to enhancing shareholder value. With strong operating cash flow and significant unused borrowing capacity, Waters Corporation has the financial resources to both repurchase shares and pursue its business objectives."

                              CAUTIONARY STATEMENT

Certain statements contained herein are forward looking. Many factors could cause actual results to differ from these statements, including fluctuations in the price of the Company's stock and changes in its liquidity or planned expenditures. Such factors are discussed in detail in the Company's filings with the Securities and Exchange Commission.